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                                                                 EXHIBIT 10.24

                           EMPLOYMENT AGREEMENT


        This Employment Agreement is entered into as of August 31, 1993, between Charles E. Bergeron ("Employee") and Epitope, Inc., an Oregon corporation ("Epitope").

        1.    Services.

              1.1 Employment. Epitope agrees to employ Employee as the President and Chief Executive Officer of Agrimax, Inc., a Minnesota corporation ("Agrimax") and a subsidiary of Epitope, and Employee hereby accepts such employment in accordance with the terms and conditions of this Agreement. Employment shall continue until terminated pursuant to the terms of this Agreement.

              1.2   Duties.  Employee shall have the position named in
Section 1.1 with such powers and duties appropriate to that office (a) as may be provided by the bylaws of Agrimax, (b) as otherwise set forth on
Schedule 1.2 attached to this Agreement (the absence of which shall indicate that no additional specific duties are so provided for), and (c) as determined by the board of directors of Agrimax from time to time. Subject to the provisions of Section 5.2.1 hereof, Employee's position and duties may be changed from time to time during the term of this Agreement at the sole discretion of Agrimax's board of directors. Except while on temporary assignment to other locations, Employee's principal place of business shall be Beaverton, Oregon.

              1.3 Outside Activities. Employee shall obtain the consent of the board of directors of Agrimax before he engages, either directly or indirectly, in any other professional or business activities that would require an appreciable portion of Employee's time and effort to the detriment of the Agrimax's business. Such consent will not be unreasonably withheld.

              1.4 Direction of Services. Employee shall at all times discharge his duties in consultation with and under the supervision and direction of the board of directors of Agrimax.

        2.    Compensation and Expenses.

              2.1 Salary. As compensation for services under this Agreement, Epitope shall pay to Employee a regular salary of $105,000 per year. Effective January 1 of each year that this Agreement is in effect, such salary may be adjusted unless the board of directors of Epitope in its discretion determines not to do so. Payment shall be made on a bi-weekly basis, less all amounts required by law to be withheld or deducted, at such times as shall be determined by the board of directors of Epitope.

              2.2 Additional Employee Benefits. Employee shall also have the right to receive or participate in (a) any additional benefits, including, but not limited to, insurance programs, profit sharing or pension plans, and medical reimbursement plans, which may from time to time be made available by Epitope to its employees, and (b) any additional benefits set forth in Schedule 2.2 attached to this Agreement (the absence of which shall indicate that no additional specific benefits are so provided for).

              2.3 Extraordinary Compensation. Employee shall have the right, in addition to all other compensation provided for in this
Section 2, to additional extraordinary compensation in accordance with the terms set forth in Schedule 2.3 attached to this Agreement (the absence of which shall indicate that no additional extraordinary compensation is so provided for).

              2.4 Fees. All compensation earned by Employee, other than pursuant to this Agreement, as a result of services performed on behalf of Agrimax or as a result of or arising out of any work done by Employee in any way related to the scientific or business activities of Agrimax, Epitope, or Epitope's other subsidiaries (collectively, the "Companies") shall belong to Epitope. Employee shall pay or deliver such compensation to Epitope promptly upon receipt. For the purposes of this provision, "compensation" shall include, but is not limited to, all professional and nonprofessional fees, lecture fees, expert testimony fees, publishing fees, royalties, and any related income, earnings, or other things of value; and "scientific or business activities of the Companies" shall include, but not be limited to, any project or projects in which the Companies are involved and any subject matter that is directly or indirectly researched, tested, developed, promoted, or marketed by the Companies.

              2.5 Expenses. Epitope shall reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. Employee shall present to Epitope from time to time an itemized account of such expenses in such form required by Epitope.

        3.    Confidential Information.

              3.1 Access to Information. Employee acknowledges that in the course of his employment he will have access to proprietary information, trade secrets, and other confidential information, that such information is a valuable asset of the Companies, and that its disclosure or unauthorized use will cause the Companies substantial harm. As used in this Agreement, the term "Confidential Information" means: (a) proprietary information of the Companies and (b) information designated by the Companies as confidential or which Employee knows or should know is confidential.

              3.2 Ownership. Employee acknowledges that all Confidential Information shall continue to be the exclusive property of the Companies, whether or not prepared in whole or in part by Employee and whether or not disclosed to Employee or entrusted to his custody in connection with his employment.

              3.3 Nondisclosure and Nonuse. Unless authorized or instructed in writing by Epitope, or required by legally constituted authority, Employee will not, except as required in the course of the Companies' business, during or after his employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public, other than by his act or failure to prevent accidental or negligent loss or release to any unauthorized person of the Confidential Information.

              3.4 Return of Confidential Information. Upon request by Epitope during or after his employment, and without request upon termination of employment pursuant to this Agreement, Employee will deliver immediately to the Companies all Confidential Information thereof; Employee will thereafter retain no excerpts, notes, photographs, reproductions, or copies thereof.

              3.5 Work Made for Hire. Employee agrees that all creative work, including without limitation designs, drawings, specifications, techniques, models, and processes, prepared or originated by Employee during or within the scope of employment, whether or not subject to protection under federal copyright or other law, constitutes work made for hire, all rights to which are owned by Epitope; and, in any event, Employee assigns to Epitope all rights, title, and interest, whether by way of copyright, trade secret, or otherwise, in all such work, whether or not subject to protection by copyright or other law.

              3.6   Duration.  The obligations set forth in this
Section 3 will continue beyond the term of employment of Employee and for so long as Employee possesses Confidential Information.

        4.    Noncompetition.

              4.1 Covenant. Subject to the provisions of Section 4.3, Employee covenants that Employee will not, throughout the United States, either individually or as a director, officer, partner, employee, agent, representative, or consultant with any business, directly or indirectly during the term of employment and for one year thereafter:

                    4.1.1 Engage or prepare to engage in any business that competes with the Companies;

                    4.1.2   Induce or attempt to induce any
        person who is an employee of the Companies during the term of this covenant to leave the employ of the Companies; or

                    4.1.3   Solicit, divert, or accept orders
        for products or services that are substantially competitive with the products or services sold by the Companies from any customer of the Companies.

              4.2 Enforcement. Employee acknowledges and agrees that the time, scope, and other provisions of this Section 4 have been specifically negotiated by sophisticated parties with the advice and consultation of counsel and specifically hereby agrees that such time, scope, and other provisions are reasonable under the circumstances. Employee further agrees that if, at any time, despite the express agreement of the parties hereto, a court of competent jurisdiction holds that any portion of this Section 4 is unenforceable for any reason, the maximum restrictions reasonable under the circumstances, as determined by such court, will be substituted for any such restrictions held unenforceable.

              4.3 Release from Obligation. In the event that Employee shall be entitled to extraordinary compensation pursuant to the provisions of Section 2.3, Employee may elect to waive all rights to receive such compensation from and after the date of such waiver in exchange for the release of Employee from the obligations of Sections
4.1.1 and 4.1.3. Such waiver shall be in writing, shall state that it is in consideration for the release of Employee from the obligations of Sections 4.1.1 and 4.1.3 of this Agreement, and shall be effective when delivered to Epitope. In the event of such a waiver, the amounts payable pursuant to the provisions of Section 2.3 shall be prorated through the period commencing on the date of termination of employment and ending on the date of delivery of the written notice of waiver to Epitope. For example, if such waiver is delivered to Epitope six months after the commencement of the 12-month period set forth in paragraph 1 of
Schedule 2.3, Employee shall be paid one-half of the amounts otherwise payable pursuant to the provisions of Section 2.3; in the event that Employee shall have received more than such pro rata share of such compensation, it shall be a condition of Employee's rights under this Section that he shall have returned to Epitope any amounts in excess of such pro rata share with the delivery of the waiver notice to Epitope.

        5.    Termination.

              5.1 Voluntary Resignation. Employee may terminate his employment under this Agreement by 90 days' written notice to Epitope.


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              5.2   Termination by Epitope.

                    5.2.1 Epitope may terminate Employee's
        employment under this Agreement without cause by 90 days' written notice to Employee.

                    5.2.2 Epitope may terminate Employee's
        employment under this Agreement by 90 days' written notice given at any time within six months after Epitope determines that Employee (a) has committed a material breach of his obligations under this Agreement, and failed to cure such breach promptly after receipt of written notice thereof from the board of directors of Epitope, (b) has willfully and continuously failed or refused to comply with the policies, standards, and regulations of Epitope, (c) has been guilty of fraud, dishonesty, or other acts of misconduct in rendering services on behalf of Epitope, or (d) has failed to otherwise comply with the standards of behavior that an employer has the right to expect of an employee.

                    5.2.3 In the event that the board of
        directors of Epitope shall determine that Employee has become physically or mentally disabled such that Employee shall be unable to render services to the same nature and extent as such services were rendered immediately prior to the disability, the board of directors of Epitope may terminate Employee's employment under this Agreement by 15 days' written notice effective any time after the date 13 weeks following the determination of disability.

              5.3   Compensation Upon Termination.

                    5.3.1 In the event of a termination under
        Section 5.1 or 5.2.2, Employee shall not be entitled to receive any compensation otherwise payable pursuant to Sections 2.2 or 2.3 of this Agreement, and Employee's regular compensation pursuant to Section 2.1 shall be prorated and payable until the date of termination, except to the extent expressly provided to the contrary in writing in any insurance policy covering Employee or any employee benefit plan in which Employee participates.

                    5.3.2 In the event of a termination under
        Section 5.2.1, Employee shall be entitled to receive compensation payable pursuant to Section 2.3, if applicable, and Employee's compensation pursuant to
        Section 2.1 or 2.2 shall be prorated and payable until the date of termination, except to the extent expressly provided to the contrary in writing in any insurance policy covering Employee or any employee benefit plan in which Employee participates.

                    5.3.3 In the event of a termination under
        Section 5.2.3, Employee's compensation pursuant to Sections 2.1 and 2.2 shall be prorated and payable until the date of termination, except to the extent expressly provided to the contrary in writing in any insurance policy covering Employee or any employee benefit plan in which Employee participates.

        6. Remedies. The respective rights and duties of Epitope and Employee under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Employee acknowledges that breach of this Agreement will cause irreparable harm to Epitope and agrees to the entry of a temporary restraining order and permanent injunction by any court of competent jurisdiction to prevent breach or further breach of this Agreement. Such remedy shall be in addition to any other remedy available to Epitope at law or in equity.

        7. Severability of Provisions. The provisions of this Agreement are severable, and if any provision hereof is held invalid or unenforceable, it shall be enforced to the maximum extent permissible, and the remaining provisions of the Agreement shall continue in full force and effect.

        8. Attorney Fees. In the event of a default under this Agreement, the defaulting party shall reimburse the nondefaulting party for all costs and expenses reasonably incurred by the nondefaulting party in connection with the default, including without limitation attorney fees. Additionally, in the event a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at trial or on appeal.

        9. Nonwaiver. Failure of Epitope at any time to require performance of any provision of this Agreement shall not limit the right of Epitope to enforce the provision. No provision of this Agreement or breach thereof may be waived by either party except by a writing signed by that party. A waiver of any breach of a provision of this Agreement shall be construed narrowly and shall not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.

        10. General Terms and Conditions. This Agreement constitutes the entire understanding of the parties relating to the employment of Employee by Epitope, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties relating thereto. This Agreement shall be construed in accordance with the laws of the state of Oregon, without regard to any conflicts of laws rules thereof. This Agreement shall inure to the benefit of any successors or assigns of Epitope. All captions used herein are intended solely for convenience of reference and shall in no way limit any of the provisions of this Agreement.

        IN WITNESS HEREOF, the parties have executed this Employment Agreement as of the date first hereinabove written.

                                          EPITOPE, INC.



Charles E. Bergeron                       By: Adolph J. Ferro, Ph.D.
Charles E. Bergeron                          Adolph J. Ferro, Ph.D.,
                                             President
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                   Schedule 2.3 to Employment Agreement

                        Extraordinary Compensation

      1. Termination. In the event of the termination of the employment of Employee pursuant to Section 5.2.1 of the Agreement, Employee shall continue to be paid the salary provided in Section 2.1 for 12 months in the manner and at the times at which regular compensation was paid to Employee during the term of his employment under the Agreement.

      2. Termination After Change in Control. At any time after the common stock of the Company has been registered pursuant to the terms of the Securities Exchange Act of 1934, in the event that the termination of the employment of Employee pursuant to Section 5.2.1 of the Agreement either (a) occurs within 12 months following a change in control, within the meaning of the Securities Exchange Act of 1934, or sale of substantially all the assets of Epitope or Agrimax, or (b) is contingent upon such a change in control or sale of assets, Employee shall continue to be paid the salary provided in Section 2.1 for 24 months; provided, however, that the present value of the stream of payments to be made to Employee shall not exceed 295 percent of Employee's Annualized Includable Compensation (in which event the payments shall be reduced pro rata such that the present value thereof does not exceed such amount).

      3. Definitions. The term Annualized Includable Compensation shall mean the average annual compensation payable by Epitope that was includable in the gross income of Employee for the taxable years in the Base Period. The term Base Period shall mean the period consisting of the most recent five taxable years ending before the date on which the change in ownership or control occurs. Present value shall be determined by using a discount rate equal to 120 percent of the applicable Federal Rate (determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended) compounded semiannually.

      4.    Change in Law.  The parties agree that in the event
Section 280G or Section 4999 of the Internal Revenue Code is amended after the date hereof with the effect that any of the compensation payable to Employee by Epitope pursuant to the foregoing provisions either (i) is not deductible for tax purposes from the gross income of Epitope, or (ii) subjects Employee to a federal excise tax thereon, then, unless the parties otherwise agree, the foregoing provisions may be modified at the discretion of the board of directors in order to comply with the amended provisions of the Internal Revenue Code in order that, to the greatest extent possible, such compensation shall be so deductible by Epitope and Employee shall not be subject to an excise tax thereon.